As filed with the Securities and Exchange Commission on November 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	14-1798693
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

180 Marsh Hill Road

Orange, Connecticut 06477

(207) 629-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Scott Mahoney, Esq.

Avangrid, Inc.

180 Marsh Hill Road

Orange, Connecticut 06477

(207) 629-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Vetterli, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, Par Value $0.01
Debt Securities
Warrants
Purchase Contracts
Units

(1)	An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

AVANGRID, INC.

Common Stock

Debt Securities

Warrants

Purchase Contracts

Units

An indeterminate amount of securities described herein may be offered and sold from time to time in one or more offerings. This prospectus provides you with a general description of those securities. The specific terms of securities being offered and sold will be provided in supplements to this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “AGR.”

Investing in the securities offered hereby involves risks. See “Risk Factors” on page 4 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2017.

ABOUT THIS PROSPECTUS

In this prospectus, references to “Avangrid,” “the Company,” “we,” “our,” and “us” refer to Avangrid, Inc. and its consolidated subsidiaries, unless the context clearly indicates otherwise.

This prospectus is part of an automatically effective registration statement filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be offered and sold from time to time in one or more offerings with prices and other terms to be determined. This prospectus provides you with a general description of the securities that we may offer. Each time securities are offered pursuant to this prospectus, you will be provided with this prospectus and a prospectus supplement containing specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related pricing supplement and free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading “Incorporation by Reference” before investing in the securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of the offerors of any securities or to which the offerors of any securities have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C.

20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find our SEC filings at the SEC’s website at www.sec.gov and on our website at www.avangrid.com. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.

You may also obtain any of the filings incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the General Counsel and Secretary, Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477, telephone number (207) 629-1200.

INCORPORATION BY REFERENCE

The SEC allows incorporation by reference of information we file with it, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The documents listed below are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	the information responsive to Part III of Form 10-K for the year ended December 31, 2016 provided in our Definitive Proxy Statement filed on April 28, 2017;

•	our Current Reports on Form 8-K filed on February 21, 2017, February 23, 2017, March 15, 2017, March 21, 2017, April 25, 2017, May 24, 2017, June 23, 2017, July 19, 2017, and October 19, 2017;

•	the description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-37660) filed with the SEC on December 15, 2015; and

•	all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and an accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “predicts,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures of the Company;

•	actions or inactions of local, state or federal regulatory agencies;

•	success in retaining or recruiting, our officers, key employees or directors;

•	changes in levels or timing of capital expenditures;

•	adverse developments in general market, business, economic, labor, regulatory and political conditions;

•	fluctuations in weather patterns;

•	technological developments;

•	the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters;

•	the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and

•	other presently unknown or unforeseen factors.

Additional risks and uncertainties are set forth under the “Risk Factors” section of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

Avangrid is a New York corporation headquartered in Orange, Connecticut. We are a diversified energy and utility company with approximately $32 billion in assets and operations in 27 states. We operate regulated utilities and electricity generation through two primary lines of business: Avangrid Networks, Inc., or Networks, and Avangrid Renewables, LLC, or Renewables. Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Renewables operates 6.6 gigawatts of electricity capacity, primarily through wind power, with presence in 22 states across the United States. We employ approximately 6,800 people. Avangrid was formed by a merger between Iberdrola USA, Inc. and UIL Holdings Corporation in 2015. Iberdrola S.A., a corporation (sociedad anónima) organized under the laws of the Kingdom of Spain, a worldwide leader in the energy industry, is our controlling shareholder and directly owns 81.5% of our outstanding shares of common stock.

Avangrid’s principal executive offices are located at 180 Marsh Hill Road, Orange, Connecticut 06477, and its telephone number is (207) 629-1200.

RISK FACTORS

An investment in securities offered hereby involves risks. You should carefully consider the risk factors contained in Item 1A of Avangrid’s most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or any free writing prospectus, before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of the securities offered hereby to decline. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

USE OF PROCEEDS

The use of proceeds from a sale of securities offered hereby will be described in the prospectus supplement related to the sale of those securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for the periods indicated, our ratio of earnings to fixed charges.

	Years Ended December 31,					Nine Months Ended September 30,
	2016	2015	2014	2013	2012	2017	2016
Ratio of earnings to fixed charges(1)(2)	4.15	1.97	3.51	0.84	1.12	3.53	4.04

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” represent income (loss) before income tax from continuing operations, excluding earnings (losses) from equity method investments and capitalized interest, plus fixed charges. “Fixed charges” consist of interest expense, net of capitalization, capitalized interest and the portion of rents representative of an appropriate interest factor.
(2)	Income (loss) before income tax from continuing operations for the years ended December 31, 2013 and 2012 includes impairment charges of $620 million and $463 million, respectively, which had a significant effect on the ratio of earnings to fixed charges calculated for both periods. For the year ended December 31, 2013, the amount of insufficient coverage of the ratio of earnings to fixed charges was $44 million.

DESCRIPTION OF COMMON STOCK

Unless otherwise indicated in a prospectus supplement, this section describes the terms of Avangrid’s shares of common stock. The description of common stock set forth below is not complete and is qualified by reference to Avangrid’s restated certificate of incorporation and amended and restated bylaws. Copies of Avangrid’s restated certificate of incorporation and amended and restated bylaws are available from us upon request and have also been filed with the SEC. See “Where You Can Find More Information.”

Authorized Capital Stock

Avangrid’s restated certificate of incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.01. As of September 30, 2017, 309,491,082 shares of common stock were issued and outstanding. Avangrid’s common stock is listed on the New York Stock Exchange under the symbol “AGR.”

Common Stock

Under Avangrid’s restated certificate of incorporation and amended and restated bylaws, Avangrid’s shareholders of record are entitled to one vote for each share of common stock held on all matters to be voted on by shareholders. Avangrid has one class of directors that will be elected for a term expiring at the next annual meeting of shareholders following his or her election by a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein.

Dividends

Avangrid’s quarterly cash dividends declared in 2016 and for the first nine months ended September 30, 2017 were at a rate of $0.432 per share. Avangrid expects to continue paying quarterly cash dividends, although there is no assurance as to the amount of future dividends, which will depend on our future earnings, capital requirements, financial condition, legal restrictions and other factors deemed relevant by our board of directors. Dividends may be paid in cash, property, or shares of our capital stock and are expected to be non-cumulative.

Special Meeting of Shareholders

Avangrid’s amended and restated bylaws provide that special meetings of its shareholders may be called only by its chief executive officer or by its chairman. Special meetings must be called by Avangrid’s chief executive officer or chairman at the request in writing of a majority of its board of directors or shareholders owning a majority of its issued and outstanding capital stock entitled to vote.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Avangrid’s restated certificate of incorporation and amended and restated bylaws do not contain specific provisions regarding advance notice procedures with respect to shareholder proposals and shareholder nominations of candidates for election as directors.

Authorized but Unissued Shares

Avangrid’s authorized but unissued common stock will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock could render it more difficult or discourage an attempt to obtain control of Avangrid by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

Avangrid’s amended and restated bylaws designate the state courts of the State of New York located in New York County as the exclusive forum for certain types of actions and proceedings that may be initiated by its shareholders, which would limit its shareholders’ ability to choose the judicial forum for disputes with Avangrid or its directors, officers, or other employees. Any person or entity purchasing or otherwise acquiring any interest in shares of common stock of Avangrid is deemed to have received notice of and consented to such forum. Although Avangrid believes this choice of forum provision provides benefits by providing increased consistency in the application of New York law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Avangrid and its directors, officers, and other employees. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or similar governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the choice of forum provisions contained in the certificate of incorporation to be inapplicable or unenforceable in such action.

Conversion or Preemptive Rights

Under Avangrid’s restated certificate of incorporation, Avangrid’s shareholders will have no conversion or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock. Avangrid’s shareholders will not have preemptive rights, other than the preemptive rights of Iberdrola, S.A. pursuant to the shareholder agreement dated December 16, 2015, between Avangrid and Iberdrola, S.A. A description of the shareholder agreement is included in our Definitive Proxy Statement filed with the SEC on April  28, 2017 and is incorporated by reference herein.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that may be issued from time to time under this prospectus. The particular terms relating to each will be set forth in a prospectus supplement.

The debt securities will be issued under one or more indentures and/or supplemental indentures entered into between Avangrid and a trustee. The following summary of selected provisions of the indenture, the terms of the debt securities, is not complete. You should review the form of indenture, which is filed with the registration statement of which this prospectus is a part, any applicable supplemental indenture and any applicable prospectus supplement. The following summary is qualified in its entirety by reference to the form of indenture.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series pursuant to a supplemental indenture.

Terms

The indenture provides for the issuance of debt securities in one or more series. The prospectus supplement applicable to each series of debt securities will specify, among other things, some or all of the following:

•	the title of such debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which the principal of such debt securities is payable, including the maturity date, or the method or means by which those dates will be determined, and Avangrid’s right, if any, to extend those dates and the duration of any such extension;

•	the rate or rates at which such debt securities shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and Avangrid’s right, if any, to extend the interest payment periods and the duration of any such extension;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable, the methods by which registration or transfer of debt securities and exchanges of debt securities may be effected, and by which notices and demands to or upon Avangrid in respect of such debt securities may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the debt securities may be redeemed, in whole or in part, at Avangrid’s option;

•	the obligation, if any, to redeem, purchase or repay such debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the debt securities will be so redeemed, purchased or repaid;

•	the denominations in which such debt securities shall be issuable;

•	the currency or currencies in which the principal, premium, if any, and interest on the debt securities will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts;

•	any events of default or covenants of Avangrid not provided in the indenture;

•	whether such debt securities shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, Avangrid may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Paying Agent and Registrar

Unless otherwise indicated in the applicable prospectus supplement, Avangrid will pay the principal of, premium, if any, and interest on the debt securities at any office of Avangrid or any agency designated by Avangrid. Avangrid reserves the right to pay interest to holders by check mailed directly to holders at their registered addresses.

Holders may exchange or transfer their debt securities at the designated location. No service charge will be made for any registration of transfer or exchange of debt securities. Avangrid, however, may require holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Certain Covenants

Unless the applicable prospectus supplement specifies otherwise, the debt securities will be subject to the restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of debt securities will be described in the applicable prospectus supplement. Under the indenture, Avangrid will agree to:

•	pay the principal, interest, and any premium on the debt securities when due; and

•	maintain a place of payment.

Merger and Consolidation

Unless otherwise indicated in the applicable prospectus supplement, Avangrid will not consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any person or permit any person to merge with or into Avangrid unless:

(1)	Avangrid shall be the continuing person, or the person (if other than Avangrid) formed by such consolidation or into which Avangrid is merged or to which properties and assets of Avangrid shall be sold, assigned, conveyed, transferred or leased shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall assume all of the obligations of Avangrid under the debt securities and under the indenture pursuant to documents in such form as are reasonably satisfactory to the trustee, provided that if the person is a partnership or limited liability company, then a corporation wholly-owned by such person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the debt securities pursuant to a supplemental indenture duly executed by the trustee; and

(2)	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing.

This section will not apply to:

(1)	a merger of Avangrid with an affiliate solely for the purpose of reincorporating Avangrid in another jurisdiction or forming a direct holding company of Avangrid; and

(2)	any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Avangrid and its subsidiaries, including by way of merger or consolidation.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Avangrid in accordance with the indenture, the successor person formed by such consolidation or into which Avangrid is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Avangrid under the indenture with the same effect as if such successor person had been named as the issuer herein except in the case of a lease; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal, premium, if any, or interest on the debt securities except in the case of a sale of all of the predecessor’s assets in a transaction that is subject to the first paragraph of this section.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of Avangrid, in whole or in part, or may be subject to mandatory redemption by Avangrid. In addition, the debt securities of any series may be subject to repurchase or repayment by Avangrid at the option of the holders. The applicable prospectus supplement will describe the terms, the time and the prices regarding any optional or mandatory redemption, or any repurchase or repayment at the option of the holders of any series of debt securities.

Defaults

Each of the following is an Event of Default with respect to debt securities of a series:

(1)	default in the payment of principal of any debt securities of such series when due and payable;

(2)	default in the payment of interest on any debt securities of such series when due and payable and such default continues for a period of 30 days;

(3)	default in the performance of any covenant of Avangrid in the indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of all series affected thereby;

(4)	certain events of bankruptcy, insolvency or reorganization with respect to Avangrid; or

(5)	any other Event of Default established for the debt securities of such series.

If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the outstanding debt securities of such series to be due and payable immediately. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind any such acceleration with respect to such debt securities and its consequences. If an Event of Default related to bankruptcy occurs and is continuing, then the principal amount of all the securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any holder or the trustee.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of a series will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Amendments, Supplements and Waivers

Subject to certain exceptions, the indenture or the debt securities of a series may be amended with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding. However, without the consent of each holder of an outstanding debt securities affected, no amendment or supplement may, among other things:

(1)	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s security;

(2)	reduce the principal amount of, or premium, if any, or interest on, such holder’s security; or

(3)	reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is necessary to modify or amend the indenture or waive compliance with certain provisions of the indenture or waive certain defaults with respect to such series.

Without the consent of any holder, Avangrid and the trustee may amend or supplement the indenture, any debt security to:

(1)	cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	provide for the assumption by a successor corporation of the obligations of Avangrid under the indenture;

(4)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

(5)	to evidence and provide for the acceptance of appointment with respect to the securities of any or all series by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

(6)	conform the text of the indenture or the debt securities to any provision of the description of such debt securities set forth in this prospectus or in any prospectus supplement;

(7)	to establish the form or forms or terms of debt securities of any series as permitted by the indenture;

(8)	make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not materially adversely affect the rights under the indenture of any such holder; and

(9)	provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Avangrid may require a holder to pay any taxes required by law or permitted by the indenture. Avangrid will not be required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt securities for a specified period prior to the mailing of a notice of redemption of debt securities. The debt security will be issued in registered form and the holder will be treated as the owner of such debt security for all purposes.

Defeasance

Avangrid may at any time terminate all of its obligations under the debt securities and the indenture, or legal defeasance, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain rights of holders to receive payments of principal and interest upon the original stated due dates (but not upon acceleration). In addition, Avangrid may at any time, subject to certain conditions, terminate its obligations under specified covenants.

Avangrid may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Avangrid exercises its legal defeasance option, payment of the debt securities may not be accelerated because of an Event of Default with respect thereto. If Avangrid exercises its covenant defeasance option, payment may not be accelerated because of certain specified Events of Default.

In order to exercise either defeasance option, Avangrid must irrevocably deposit in trust, or the defeasance trust, with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on, the debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders thereof will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry; Delivery and Form

The debt securities initially may be represented by one or more debt securities in registered, global form without interest coupons. So long as the Depository Trust Company, or DTC, or its nominee is the registered owner of the certificates representing the debt securities, DTC or its nominee, as the case may be, will be the sole holder of the debt securities represented thereby for all purposes under the indenture. Unless otherwise provided, the beneficial owners of the debt securities will not be entitled to receive physical delivery of certificated debt securities and will not be considered the holders thereof for any purpose under the indenture, and the certificates representing the debt securities shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in the debt securities must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchases of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interest in the certificates representing the debt securities.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that Avangrid may offer and sell under this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

Avangrid may issue warrants to purchase debt securities or common stock warrants. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between Avangrid and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants being offered. The warrant agent will act solely as Avangrid’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

Avangrid may issue warrants for the purchase of its debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Common Stock Warrants

Avangrid may issue warrants for the purchase of its shares of common stock. As explained below, each common stock warrant will entitle its holder to purchase shares of common stock at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Common stock warrants may be issued separately or together with common stock.

The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the common stock warrants;

•	the initial offering price;

•	the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date, if any, on and after which the common stock warrants and the related shares of common stock will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

•	antidilution provisions of the common stock warrants, if any;

•	redemption or call provisions, if any, applicable to the common stock warrants; and

•	any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

DESCRIPTION OF PURCHASE CONTRACTS

Avangrid may issue purchase contracts for the purchase or sale of:

•	debt or common stock issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate Avangrid to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Avangrid may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Avangrid to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Avangrid’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION

The securities offered hereby from time to time may be sold (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. The specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation will be identified in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP, New York, New York, as to New York law. If legal matters in connection with any offering in respect of which this prospectus is being delivered are passed upon by other counsel for the Company or the underwriters of such offering, that counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Avangrid appearing in Avangrid’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Avangrid’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Avangrid did not maintain effective internal control over financial reporting as of December 31, 2016, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference which, as to the consolidated balance sheet as of December 31, 2015, is based in part on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated balance sheet of UIL Holdings Corporation as of December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Avangrid for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimation of the expenses (all of which are to be paid by the registrant) that may be incurred in connection with the securities being registered hereby:

SEC registration fee	$ *
Legal fees and expenses	$ **
Transfer agent and trustee fees and expenses	$ **
Accounting fees and expenses	$ **
Rating agency fees	$ **
Printing expenses	$ **
Miscellaneous	$ **

TOTAL	$ **

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	These amounts are calculated based on the securities offered and accordingly are not presently known.

Item 15. Indemnification of Officers and Directors

Section 721 of the New York Business Corporation Law, or the NYBCL, provides that a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or, if authorized in such certificate of incorporation or bylaws, by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Avangrid’s amended and restated bylaws provide that the Company will indemnify and hold harmless to the fullest extent authorized by the NYBCL, any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of Avangrid or, while a director or officer of Avangrid, is or was serving at the request of Avangrid as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against losses, costs and expenses actually and reasonably incurred by him or her in connection with the defense, resolution or settlement of such proceeding, if he or she acted in accordance with the certificate of incorporation and bylaws or otherwise acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Section 722 of the NYBCL provides that a corporation may, except for shareholder derivative suits, indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, if the director or officer acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose that he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action that is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such individual has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the individual is fairly and reasonably entitled to indemnity for the portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL provides, in general, that any individual who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to Section 724 of the NYBCL, any indemnification under the NYBCL may be made only if indemnification is authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by the disinterested directors if a quorum is available, or, if the quorum so directs or is unavailable, (i) the board of directors upon the written opinion of independent legal counsel or (ii) the shareholders.

Avangrid maintains standard officer’s and director’s liability insurance policies insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Avangrid under certain circumstances, in the event that indemnification payments are made to such officers and directors, in accordance with Section 726 of the NYBCL, which authorizes the purchase and maintenance of such insurance.

Avangrid has entered into indemnification agreements, or the indemnification agreements, with certain of its directors and officers, each an “indemnitee.” The indemnification agreements, among other things, provide for indemnification if (i) the indemnitee is or was a party or is threatened to be made a party to or a participant in any proceeding, other than by or in the right of Avangrid to a procure a judgment in its favor, against all expenses, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by Avangrid, which approval shall not be unreasonably withheld), including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by an indemnitee or on the indemnitee’s behalf in connection with any such proceeding or any claim, issue or matter therein, or (ii) if the indemnitee is or is threatened to be made a party to or a participant in any proceeding by or in the right of Avangrid to procure a judgment in its favor by reason of the indemnitee’s status as a director, officer or a similar corporate status (as such term is defined in the indemnification agreements), against all expenses actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with any such proceeding or any claim, issue or matter therein.

The indemnification agreements do not provide for indemnification (a) if indemnification is requested under clause (i) or (ii) above and (b) the indemnitee (w) failed to act in good faith, (x) failed to act in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of Avangrid and not as the result of active and deliberate dishonesty, (y) gained a financial profit or other advantage to which the indemnitee is or was not legally entitled or (z) solely with respect to requests for indemnification under clause (i), in the case of a criminal proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

The indemnification agreements also provide that Avangrid shall not be obligated to make any indemnification payment in connection with any claim made against the indemnitee (i) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, (ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities of Avangrid within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, (iii) for any reimbursement of Avangrid by the indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the indemnitee from the sale of securities of Avangrid, as required in each case under the Securities Exchange Act of 1934, as amended, (including any such reimbursements that arise from an accounting restatement of Avangrid pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to Avangrid of profits arising from the purchase and sale by the indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), or (iv) in connection with any proceeding (or any part thereof) initiated by the indemnitee, including any proceeding (or any part thereof) initiated by the indemnitee against Avangrid or its directors, officers, employees or other indemnitees, unless (A) Avangrid’s board of directors authorized the proceeding (or part thereof) prior to its initiation or (B) Avangrid provides the indemnification, in its sole discretion, pursuant to the powers vested in Avangrid under applicable law.

Section 402(b) of the NYBCL permits corporations to eliminate or limit the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity except liability of a director (i) whose acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law, (ii) who personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or (iii) whose acts violated Section 719 of the NYBCL.

The restated certificate of incorporation of Avangrid provides that to the maximum extent permitted by the NYBCL, no director will be personally liable to Avangrid or its shareholder for damages for any breach of duty (including fiduciary duty) as a director. If the NYBCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Avangrid will be eliminated or limited to the fullest extent permitted by the NYBCL, as so amended.

The foregoing summaries are necessarily subject to the complete text of the NYBCL, Avangrid’s restated certificate of incorporation and amended and restated bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

The following documents are filed as exhibits to this prospectus, including those exhibits incorporated herein by reference to a prior filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as indicated in parenthesis.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Avangrid, Inc. (incorporated herein by reference to Exhibit 3.2 to Form 8-K filed with the SEC on December 18, 2015)

3.2	Amended and Restated Bylaws of Avangrid, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 10-Q filed with the SEC on August 1, 2017)

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Form S-4/A filed with the SEC on October 21, 2015)

4.2**	Form of Indenture for debt securities

4.3*	Form of debt securities

4.4*	Form of Warrant Agreement

4.5*	Form of Purchase Contract

4.6*	Form of Unit Agreement

5.1**	Opinion of White & Case LLP

12.1**	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of PricewaterhouseCoopers LLP

23.3**	Consent of White & Case LLP (included in Exhibit 5.1)

Exhibit No.	Description

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon as trustee for the Form of Indenture included in Exhibit 4.2 above

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act of 1934, as amended, in connection with the offering of securities registered hereunder.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of Connecticut, on November 13, 2017.

AVANGRID, INC.

By:	/s/ Richard J. Nicholas
Name:	Richard J. Nicholas
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Torgerson, Richard J. Nicholas and R. Scott Mahoney, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities as of November 13, 2017.

SIGNATURE	TITLE

/s/ James P. Torgerson James P. Torgerson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Nicholas Richard J. Nicholas	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Daniel Alcain Daniel Alcain	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Ignacio Sánchez Galán Ignacio Sánchez Galán	Chairman of the Board of Directors

/s/ John E. Baldacci John E. Baldacci	Vice Chair of the Board of Directors

/s/ Pedro Azagra Blázquez Pedro Azagra Blázquez	Director

SIGNATURE	TITLE

/s/ Felipe de Jesús Calderón Hinojosa Felipe de Jesús Calderón Hinojosa	Director

/s/ Arnold L. Chase Arnold L. Chase	Director

/s/ Alfredo Elías Ayub Alfredo Elías Ayub	Director

/s/ Carol L. Folt Carol L. Folt	Director

/s/ John L. Lahey John L. Lahey	Director

/s/ Santiago Martinez Garrido Santiago Martinez Garrido	Director

/s/ Juan Carlos Rebollo Liceaga Juan Carlos Rebollo Liceaga	Director

/s/ José Sáinz Armada José Sáinz Armada	Director

/s/ Alan D. Solomont Alan D. Solomont	Director

/s/ Elizabeth Timm Elizabeth Timm	Director